Exhibit 5.11

Partner Contact	Dominic Emmett / Gail Christopher K Carew T +61 292634292 kcarew@gtlaw.com.au

Our ref	GDC:KMC 1043081	L 35, Tower Two, International Towers Sydney
200 Barangaroo Avenue,
Barangaroo NSW 2000 AUS
T +61 2 9263 4000 F +61 2 9263 411
4111 www.gtlaw.com.au

11 June 2021

Ensco Australia Pty Limited (ACN 100 601 634)

Atwood Australian Waters Drilling Pty Ltd (ACN 143 726 005)

Atwood Oceanics Australia Pty Limited (ACN 008 755 566)

(the Relevant Parties and each a Relevant Party or “you”)

Dear Relevant Parties

Valaris Limited – Senior Secured First Lien Notes Due 2028

We have acted as Australian legal advisers to the Relevant Parties in connection with the Senior Secured First Lien Notes issued by Valaris Limited, an exempted company incorporated under the laws of Bermuda with registration number 56245 (the Company) under the document entitled "SENIOR SECURED FIRST LIEN NOTES DUE 2028" dated as of April 30, 2021 (Indenture), which are guaranteed by the Relevant Parties.

We understand that:

(a)	the Notes and the Guarantee (each as defined in the Indenture) will be registered on a Registration Statement on Form S-1 (the Registration Statement) filed by the Company and the Guarantors with the United States Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Securities Act); and

(b)	that Conyers Dill & Pearman and Kirkland & Ellis LLP counsel to the Company and the Guarantors (as defined in the Indenture) (Lead Counsel), will deliver their respective opinions relating to the Notes to be delivered under the Registration Statement.

2	Definitions

In this opinion, capitalised terms not defined in this opinion have the meaning given to them (including by way of incorporation) in the Collateral Agency Agreement dated 30 April 2021 between, among others, the Company, Wilmington Savings Fund Society, FSB and the Relevant Parties (Collateral Agency Agreement) and:

(a)	Acting Person means each of Dominic Emmett, Gail Christopher, Kerry Carew, Hannah Cooper, Marion Russell and Grace McCarthy;

(b)	ASIC means the Australian Securities and Investments Commission;

(c)	Corporations Act means the Corporations Act 2001 (Cth);

(d)	Relevant Document means a document referred to in Schedule 1 (Relevant Documents);

(e)	Relevant Jurisdiction means each of the Commonwealth of Australia and New South Wales;

(f)	Security Trustee means Wilmington Savings Fund Society, FSB; and

(g)	Verification Certificate means the executed document entitled “Verification Certificate” dated 29 April 2021 issued by the Relevant Parties in favour of the Security Trustee.

3	Documents

We have examined and relied on:

(a)	an electronic copy of each executed Relevant Document;

(b)	an electronic copy of the Verification Certificate; and

(c)	the searches referred to in paragraph 4 (Searches) below.

We have also examined such other documents as we think necessary or appropriate for our opinion.

4	Searches

(a)	We have relied on:

(i)	an extract of the public records of each Relevant Party produced by ASIC on 10 June 2021; and

(ii)	searches of the ASIC Insolvency Notices register of each Relevant Party on 10 June 2021 accessed through the ASIC website.

(b)	We have assumed that each extract is the same as information provided by the applicable Relevant Party to ASIC. We have not examined any documents that a Relevant Party may have filed with ASIC.

(c)	The results produced by the searches above may not be correct, complete and up to date.

(d)	We have not conducted any other searches or investigations for the purposes of this opinion.

5	Opinion

Based on the assumptions and subject to the qualifications set out below, we are of the following opinion.

(a)	Incorporation: Each Relevant Party is incorporated and exists under the laws of the Commonwealth of Australia.

(b)	Corporate power: Each Relevant Party has the corporate power to enter into and to perform its obligations under each Relevant Document to which it is a party.

(c)	Execution: Each Relevant Document has been executed by each Relevant Party that is a party to it in accordance with the law of each Relevant Jurisdiction.

(d)	Corporate authorisation: Each Relevant Document has been authorised by all necessary corporate action on the part of each Relevant Party that is a party to it and has been entered into by persons authorised by that Relevant Party.

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(e)	Non violation: The entry into each Relevant Document by each Relevant Party that is a party to it and the performance by each Relevant Party of its obligations under those Relevant Documents, did not and will not violate, in any respect, any now existing provision of any law of a Relevant Jurisdiction or the Relevant Parties’ respective constituent documents attached to the Verification Statement.

(f)	Authorisations: No Relevant Party requires any authorisation from any Governmental Authority of a Relevant Jurisdiction to enable it to enter into or to perform its obligations under any Relevant Document to which it is a party.

(g)	Immunity: No Relevant Party is entitled to claim sovereign or other general immunity from suit or execution for itself or its assets.

6	Assumptions

For the purposes of giving this opinion, we have assumed the following and we have not made, nor are we obliged to make, any independent investigation of, or enquiries in respect of, those matters except as expressly stated in this opinion.

(a)	Authenticity: The authenticity of all dates, seals and signatures (including copies of seals and signatures and electronic signatures) and of any duty or registration stamp or marking.

(b)	Completeness etc: The completeness, the execution (other than a Relevant Document) and conformity to original instruments, of all copies (including unexecuted copies) of documents submitted to us, and that any document submitted to us continues in full force and effect, has not been amended, released, rescinded, terminated or revoked and has been, or will be, duly delivered and is not subject to escrow and its execution or delivery is not subject to conditions.

(c)	Execution: Each Relevant Document is within the capacity and powers of, and has been validly authorised and entered into by, all parties to it (other than, in each Relevant Jurisdiction, each Relevant Party that is a party to it). Each person who executed a Relevant Document on behalf of each Relevant Party held the position they purported to hold.

(d)	Enforceability: Each Relevant Document constitutes the binding and enforceable obligations of all parties to it and the performance of obligations under each Relevant Document by each party to it (other than, in each Relevant Jurisdiction, each Relevant Party) will comply with all applicable law.

(e)	Physical Split Execution: No Relevant Document has been executed by a Relevant Party by two directors or a director and company secretary signing two different physical counterparts of it.

(f)	Electronic Execution: Each Relevant Document has been executed by a Relevant Party in wet-ink.

(g)	Incorporation: Each party to a Relevant Document (other than a Relevant Party) is incorporated or organised and validly existing under all applicable law.

(h)	Good faith and benefit: Each Relevant Party enters into each Relevant Document to which it is a party and carries out the transactions contemplated by those Relevant Documents in good faith for the benefit and purposes of its business.

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(i)	Conduct of business: No person has engaged or will engage in unconscionable, misleading or deceptive conduct (by act or omission) that might make any part of this opinion incorrect. No person has engaged or will engage in any other conduct, and there are no facts or circumstances not evident from the face of the documents listed in paragraph 3 (Documents), that might make any part of this opinion incorrect.

(j)	Solvency: Each Relevant Party is solvent when, and will not become insolvent because of, entering into or doing or making any act or omission for the purpose of giving effect to any transaction under or in connection with, each Relevant Document to which it is a party.

(k)	Liquidator, administrator etc: No liquidator, administrator, receiver, receiver and manager or like officer has been appointed to any Relevant Party or any of its assets and no Relevant Party has been wound up or obtained protection from its creditors under any applicable law. Our searches of the public records at ASIC referred to in paragraph 4(a) (Searches) did not reveal the appointment of any such officer to any Relevant Party or any of its assets.

(l)	Constitution: The constituent documents, and the extracts of resolutions attached to the Verification Certificate have not been amended or varied and continue to be in full force and effect.

(m)	Section 129 Corporations Act: We are entitled to make all of the assumptions specified in section 129 of the Corporations Act (including as modified by section 7 of the Corporations (Coronavirus Economic Response) Determination (No. 1) 2020 (Cth), as applicable) in relation to each Relevant Document and each Relevant Party. We note that you may also rely on each of those assumptions unless you know or suspect that the assumptions are incorrect.

(n)	Other jurisdiction: Insofar as any obligation under a Relevant Document is to be performed in any jurisdiction other than a Relevant Jurisdiction, its performance will not be illegal under the law of that jurisdiction.

(o)	Formalities for execution: Formalities for execution required by the law of the place of execution (other than a Relevant Jurisdiction) of each Relevant Document have been or will be complied with.

(p)	Banking Code of Practice: The Banking Code of Practice of the Australian Bankers’ Association Inc. does not apply to any Relevant Document.

(q)	Direction under Tax Act: The Commissioner of Taxation of the Commonwealth of Australia will not give any direction under section 255 of the Income Tax Assessment Act 1936 (Cth) or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) requiring any Relevant Party to deduct from any payment to any other party to a Relevant Document any amount in respect of income tax or goods and services tax payable by that other party in respect of its Australian sourced income or sales.

(r)	Circulating resolutions: In relation to the resolutions of each Relevant Party (extracts of which being attached to the Verification Certificate):

(i)	all directors who passed the circulating resolutions were duly appointed;

(ii)	all requirements in relation to passing the circulating resolutions were observed;

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(iii)	the directors of each Relevant Party properly acted in accordance with their legal, equitable and statutory duties and, in resolving to enter into the Relevant Documents to which that Relevant Party is a party, have not acted in breach of any fiduciary duties owed by them and justifiably formed the opinion that the execution and performance of those Relevant Documents by that Relevant Party is for that Relevant Party’s benefit (and we have no reason to believe otherwise); and

(iv)	the matters recorded in the resolutions are accurately recorded and were duly passed.

(s)	Regulation or resolution: No regulation or resolution which was not disclosed in our search of each Relevant Party at ASIC has been passed by the shareholders of any Relevant Party which has the effect of limiting the powers of the board of directors of that Relevant Party. We are not aware of any such regulation or resolution.

(t)	No trustee: Each Relevant Party enters into each Relevant Document to which it is a party in its personal capacity, and not as trustee of any trust or settlement, partner of a partnership or agent or in any other capacity.

(u)	Information correct: All information supplied or confirmed to us for the purpose of conducting searches and making registrations is correct and complete as at the date of those searches and registrations and as at the date of this opinion.

7	Qualifications

Our opinion is subject to the following qualifications.

(a)	Relevant law: We express no opinion as to any law other than the law of each Relevant Jurisdiction as in force and as interpreted by courts of the Relevant Jurisdiction at 9.00am (Sydney time) on the date of this opinion. We are under, and assume, no obligation to inform any person of, or of the effect of, any future changes to those or any other law.

(b)	Officer’s Certificates: We have relied, to the extent we deem necessary and proper, on warranties and representations as to certain factual matters contained in the Relevant Documents and the Verification Certificate. We have no actual knowledge of any inaccuracies in any of the facts so warranted or represented. We have made no independent investigation of the accuracy of those facts.

(c)	Principal obligations: Insofar as our opinions in paragraph 5 (Opinion) relate to the performance of a Relevant Document, those opinions are limited to the principal transactions contemplated by that Relevant Document (such as the borrowing and repayment and guarantee of money and creation of Liens). They do not extend to the performance of obligations under other documents referred to in that Relevant Document.

(d)	Resolutions: We have relied on the resolutions attached to the certificates referred to in paragraph 3 (Documents). We note that those resolutions may not be complete.

(e)	No verification etc: We have not been responsible, in relation to any Relevant Document or anything else in connection with the transactions contemplated by any Relevant Document, for investigating or verifying the completeness, accuracy, materiality or relevance of any facts or statements of fact or the reasonableness or pertinence of any statement of fact or whether any facts or statements of fact have not been disclosed or whether there are, or are not, reasonable grounds for any opinion or statement as to any future matter or whether or not the person making the statement or expressing the opinion believes it to be complete, accurate, material or relevant.

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(f)	Good faith: The laws of the Relevant Jurisdictions may require that parties act reasonably or in good faith in their dealings with each other, including in exercising rights, powers or discretions or forming opinions.

(g)	No opinion: We express no opinion as to:

(i)	the priority of any Lien created under the Relevant Documents;

(ii)	the enforceability in each Relevant Jurisdiction of a Relevant Document and the covenants, obligations and conditions undertaken in that Relevant Document where they are invalid or unenforceable under any laws;

(iii)	the validity, assignability or enforceability of any contract (including, without limitation, any lease or licence or interest in a lease or licence), debt or other property which may be subject to any Lien, other than to the extent expressly set out in relation to it in this opinion;

(iv)	the effectiveness of any Lien;

(v)	the extent to which a grantor of a Lien may be able to dispose of or otherwise deal in property subject to a Lien despite a provision to the contrary in a Relevant Document, or whether any such disposal or other dealing could be free of the Lien;

(vi)	perfection of a Lien;

(vii)	any Lien over any property (such as crown lands or mining or petroleum titles or other statutory rights or certain contractual rights) which cannot be subject to a Lien or which needs to be in a special form or have a particular authorisation, consent or registration not referred to in this opinion. No property of that kind has been drawn to our attention;

(viii)	any tax;

(ix)	any provision of any Relevant Document that requires a person to do or not do something that is not clearly identified in the provision, or to comply with another document or agreement; or

(x)	any formula or accounting or prudential standards, regulations, requirements or directives.

Only the Acting Persons have any knowledge in relation to the things dealt with in this opinion and we confirm that such persons have no reason to believe that the assumptions or qualifications contained in this opinion are incorrect. We are not liable if any partner, solicitor or other employee of this firm other than the Acting Persons has any knowledge (other than knowledge of the law of a Relevant Jurisdiction) which would render our assumptions or qualifications incorrect. We have not made any investigation as to whether any partner, solicitor or other employee of this firm other than the Acting Persons has any such knowledge.

No assumption or qualification in this opinion limits any other assumption or qualification in it.

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This opinion is given on the basis that it will be construed in accordance with the law of New South Wales. Anyone relying on this opinion agrees that this opinion and all matters (including any liability) arising in any way from it are to be governed by the law of New South Wales and will be subject to the exclusive jurisdiction of the courts of New South Wales.

This opinion is provided to you for your sole benefit in connection with the Relevant Documents for purposes of filing the Registration Statement. It is not to be used or relied on by any other person or for any other purpose without our written consent, save that we hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion letter as an exhibit to the Registration Statement. We are aware that each of the Lead Counsel will rely as to the opinions granted herein on this opinion in rendering their respective opinions to be filed with the Registration Statement and we consent to each Lead Counsel to so rely for such purpose only (without limiting any other provision of this opinion).

This opinion is confidential. It may not be disclosed to any person, quoted in any public document or otherwise referred to without our written consent, except that it may be disclosed on a no-reliance basis:

(a)	as required by law or regulation;

(b)	to any person who in the ordinary course has access to the papers and records of the addressee on the basis that such person make no further disclosure;

(c)	where required in accordance with any actual or contemplated legal proceedings relating to a Relevant Document or this opinion; or

(d)	to regulatory authorities to whose jurisdiction you may become subject or recognised stock exchanges, in each case to the extent required by those authorities or stock exchanges.

Yours faithfully

Gilbert + Tobin

/s/ Dominic Emmett	/s/ Gail Christopher
Dominic Emmett Partner T +61 2 9263 4328 DEmmett@gtlaw.com.au	Gail Christopher Partner T +61 2 9263 4766 GChristopher@gtlaw.com.au

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Schedule 1 – Relevant Documents

(a)	an electronic copy of the Indenture;

(b)	an electronic copy of the Collateral Agency Agreement;

(c)	an electronic copy of the document entitled “Security Agreement” dated as of April 30, 2021 between, among others, the Company, the Relevant Parties and Wilmington Savings Fund Society, FSB (Security Agreement); and

(d)	an electronic copy of the document entitled “General security deed” dated 30 April 2021 between, among others, Wilmington Savings Fund Society, FSB (in its capacity as First Lien Collateral Agent and security trustee) and each Relevant Party (General Security Deed).

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